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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement Form S-3 No. 333-38374 and related Prospectus of F.N.B. Corporation for the registration of 200,000 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 2000, with respect to the consolidated financial statements of F.N.B. Corporation and Subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP
Pittsburgh, Pennsylvania
February 2, 2001